UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Financing Transactions

Purchase Agreement

On May 8, 2017, Amyris, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) for the issuance and sale of 22,140 shares of the Company’s Series A 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), 65,203.8756 shares of the Company’s Series B 17.38% Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), which Preferred Stock is convertible into the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as described below, and Cash Warrants (as defined below) to purchase an aggregate of 207,954,414 shares of Common Stock and Dilution Warrants (as defined below) (collectively, the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) (the “Offering”).

The net proceeds to the Company from the Offering are expected to be approximately $44.5 million after payment of the estimated offering expenses and placement agent fees. The Series A Preferred Stock and Warrants relating thereto will be sold to the purchasers thereof in exchange for aggregate cash consideration of $22,140,000, and the Series B Preferred Stock and Warrants relating thereto will be sold to the purchasers thereof in exchange for (i) aggregate cash consideration of $25,000,000 and (ii) the cancellation of approximately $40.2 million of outstanding indebtedness (including accrued interest thereon) owed by the Company to such purchasers, as further described below under “Series B Preferred Stock.” The Company intends to use approximately $9.5 million of the net proceeds from the Offering for the redemption of convertible notes issued by the Company in December 2016 and April 2017 (as previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 2, 2016 and April 17, 2017, respectively, which are incorporated herein by reference) and the balance for working capital and other general corporate purposes.

The Purchase Agreement includes customary representations, warranties and covenants of the parties. In addition, pursuant to the Purchase Agreement, the Company, subject to certain exceptions, including the issuance of the Second Tranche Securities (as defined below), (i) may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock until July 31, 2017 and (ii) may not enter into an agreement to effect any issuance by the Company involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year from the Closing (as defined below).

The Company expects to consummate the Offering on May 11, 2017 (the “Closing”), subject to customary closing conditions, including the execution and delivery of the Stockholder Agreement (as defined below) and the consummation of the Exchange (as defined below).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Form of Securities Purchase Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Rodman & Renshaw (“Rodman”), a unit of H.C. Wainwright & Co., LLC, has agreed to act as placement agent in connection with the Offering, subject to the terms and conditions of an engagement letter between the Company and Rodman, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Series A Preferred Stock

Each share of Series A Preferred Stock has a stated value of $1,000 and, subject to the Beneficial Ownership Limitation (as defined below) and Exchange Cap (as defined below), is convertible at any time, at the option of the holder, into Common Stock at an initial conversion price of $1.15 per share (the “Conversion Rate”). The Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction. If not previously converted at the option of the holder, each share of Series A Preferred Stock shall be automatically converted, without any further action by the holder, subject to the Beneficial Ownership Limitation, on the 90th day following the date that the Stockholder Approval (as defined below) has been obtained and effected.

Dividends, at a rate per year equal to 17.38% of the stated value of the Series A Preferred Stock, will be payable semi-annually from the issuance of the Series A Preferred Stock until the tenth anniversary of the date of issuance, on each October 15 and April 15, beginning October 15, 2017, on a cumulative basis, at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Conversion Rate, or a combination thereof. In addition, upon the conversion of the Series A Preferred Stock prior to the tenth anniversary of the date of issuance, the holders of the Series Preferred A Stock shall be entitled to a payment equal to $1,738 per $1,000 of stated value of the Series A Preferred Stock, less the amount of all prior semi-annual dividends paid on such converted Series A Preferred Stock prior to the relevant conversion date (the “Make-Whole Payment”), at the Company’s option, in cash, out of any funds legally available for the payment of dividends, or, subject to the satisfaction of certain conditions, in Common Stock at the Conversion Rate, or a combination thereof. If the Company elects to pay any dividend in the form of cash, it shall provide each holder with notice of such election not later than the first day of the month of prior to the applicable dividend payment date.

Unless and until converted into Common Stock in accordance with its terms, the Series A Preferred Stock has no voting rights, other than as required by law or with respect to matters specifically affecting the Series A Preferred Stock.

In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series A Preferred Stock) the holders of the Series A Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series A Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series A Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series A Preferred Stock is convertible at such time) , which amount shall be paid pari passu with all holders of Common Stock.

Notwithstanding the foregoing, the holders (other than the Designated Holder (as defined below)) will not have the right to convert any Series A Preferred Stock, and the Company shall not effect any conversion of the Series A Preferred Stock, if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the holder and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of such Series A Preferred Stock (the “Beneficial Ownership Limitation”). In addition, prior to obtaining the NASDAQ Approval (as defined below), the Company may not issue, upon conversion of the Series A Preferred Stock or as payment of dividends or the Make-Whole Payment on the Series A Preferred Stock, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued in connection with any conversion of Preferred Stock or other securities issued pursuant to the Purchase Agreement or in connection with the exercise of any Warrants issued pursuant to the Purchase Agreement, would exceed 56,891,673 shares of Common Stock (the “Exchange Cap”). The Exchange Cap shall be allocated among the holders of the Series A Preferred Stock pro rata.

The Series A Preferred Stock are being offered and sold pursuant to a prospectus filed with the SEC on April 9, 2015 and a prospectus supplement dated May 8, 2017, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-203216) declared effective by the SEC on April 15, 2015.

The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (the “Series A Certificate of Designation”), which is filed hereto as Exhibit 3.1 and is incorporated herein by reference. The Company will file the Series A Certificate of Designation with the Secretary of State of Delaware prior to the Closing.

Series B Preferred Stock

The Series B Preferred Stock will have substantially identical terms to the Series A Preferred Stock (as described above), except that the issuance of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or as payment of dividends or the Make-Whole Payment on the Series B Preferred Stock (the “Series B Conversion Shares”) will be subject to the Stockholder Approval (as defined below).

The Investors purchasing shares of the Series B Preferred Stock include existing stockholders of the Company affiliated with certain members of our Board of Directors (the “Affiliated Investors”): Foris Ventures, LLC (“Foris”, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder), which agreed to purchase 30,728.589 shares of Series B Preferred Stock and Warrants to purchase 73,160,764 shares of Common Stock; and Naxyris S.A. (“Naxyris”, an investment vehicle owned by Naxos Capital Partners SCA Sicar; director Carole Piwnica is Director of NAXOS UK, which is affiliated with Naxos Capital Partners SCA Sicar), which agreed to purchase 2,333.216 shares of Series B Preferred Stock and Warrants to purchase 5,556,038 shares of Common Stock. The Affiliated Investors have agreed to purchase their respective shares of Series B Preferred Stock and Warrants in exchange for the cancellation of existing indebtedness of the Company held by such Affiliated Investors: Foris agreed to exchange an aggregate principal amount of $27.0 million of indebtedness, plus accrued interest thereon, issued to Foris by the Company on February 12, 2016, June 24, 2016 and October 21, 2016 (as previously reported in Current Reports on Form 8-K filed by the Company with the SEC on February 19, 2016, June 29, 2016 and October 27, 2016, respectively, which are incorporated herein by reference); and Naxyris agreed to exchange an aggregate principal amount of $2.0 million of indebtedness, plus accrued interest thereon, issued to Naxyris by the Company on February 12, 2016 (as previously reported in a Current Report on Form 8-K filed by the Company with the SEC on February 19, 2016, which is incorporated herein by reference).

In addition, the Investors purchasing shares of the Series B Preferred Stock include holders of certain of the Company’s existing indebtedness, including the Company’s 6.50% Convertible Senior Notes due 2019 (the “6.5% Notes”) and 9.50% Convertible Senior Notes due 2019 (the “9.5% Notes”), which Investors are exchanging all or a portion of their holding of such indebtedness, representing an aggregate of $3.4 million of 6.5% Notes and approximately $3.7 million of 9.5% Notes, for Series B Preferred Stock and Warrants in the Offering.

Upon the consummation of the Offering and the issuance of the Series B Preferred Stock and Warrants to such Affiliated Investors and other existing investors whose purchase price will be paid by the cancellation of existing indebtedness, such indebtedness will be cancelled and the agreements relating thereto, including any note purchase agreements or unsecured or secured promissory notes (including any security interest relating thereto), will be terminated, except to the extent such investors or other investors retain a portion of such indebtedness.

The Series B Preferred Stock will be issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (the “Series B Certificate of Designation”), which is filed hereto as Exhibit 3.2 and is incorporated herein by reference. The Company will file the Series B Certificate of Designation with the Secretary of State of Delaware prior to the Closing.

Warrants

Pursuant to the Purchase Agreement, at the Closing the Company will issue to each Investor (i) a warrant, with an exercise price of $0.52 per share, to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock issuable upon conversion of such Investor’s Preferred Stock (including shares of Common Stock issuable as payment of dividends or the Make-Whole Payment on such shares of Preferred Stock, assuming that all such dividends and the Make-Whole Payment are made in Common Stock), representing warrants to purchase 103,977,207 shares of Common Stock in the aggregate for all Investors and (ii) a warrant, with an exercise price of $0.62 per share, to purchase a number of shares of Common Stock equal to 50% of the shares of Common Stock issuable upon conversion of such Investor’s Preferred Stock (including shares of Common Stock issuable as payment of dividends or the Make-Whole Payment on such shares of Preferred Stock, assuming that all such dividends and the Make-Whole Payment are made in Common Stock), representing warrants to purchase 103,977,207 shares of Common Stock in the aggregate for all Investors (collectively, the “Cash Warrants”). The exercise price of the Cash Warrants will be subject to standard adjustments as well as full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the three-year period following the Closing (the “Dilution Period”) at a per share price (including any conversion or exercise price, if applicable) less than the then-current exercise price of the Cash Warrants, subject to certain exceptions.

In addition, the Company will issue to each Investor a warrant, with an exercise price of $0.0001 per share (collectively, the “Dilution Warrants”), to purchase a number of shares of Common Stock sufficient to provide the Investor with full-ratchet anti-dilution protection for any issuance by the Company of equity or equity-linked securities during the Dilution Period at a per share price (including any conversion or exercise price, if applicable) less than $0.42 per share, the effective per share price paid by the Investors for the shares of Common Stock issuable upon conversion of the Preferred Stock purchased by the Investors in the Offering (including shares of Common Stock issuable as payment of dividends or the Make-Whole Payment, assuming that all such dividends and the Make-Whole Payment are made in Common Stock), subject to certain exceptions.

The exercise of the Warrants will be subject to the Stockholder Approval (as defined below). The Warrants will each have a term of five years from the date the Warrants are initially exercisable following the Stockholder Approval.

The Warrants will be issued in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act.

The foregoing description of the Cash Warrants and the Dilution Warrants is qualified in its entirety by reference to the Form of Cash Warrant and Form of Dilution Warrant, which are filed hereto as Exhibit 4.3 and 4.4, respectively, and are incorporated herein by reference.

Stockholder Approval

Pursuant to the Purchase Agreement, the Company has agreed to solicit from the Company’s stockholders (i) any approval for the transactions contemplated by the Purchase Agreement required by the rules and regulations of the NASDAQ Stock Market, including without limitation the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock in excess of the Exchange Cap, upon conversion of the Series B Preferred Stock and upon exercise of the Warrants (the “NASDAQ Approval”) and (ii) approval to effect a reverse stock split (the “Reverse Stock Split”) of the Common Stock (the NASDAQ Approval and the approval of the Reverse Stock Split, collectively, the “Stockholder Approval”) at an annual or special meeting of stockholders to be held on or prior to July 10, 2017, and to use commercially reasonable efforts to secure the Stockholder Approval. As described in more detail below, the parties subject to the Voting Agreements (as defined below) have agreed to vote in favor of the Stockholder Approval. The Company has presented the Reverse Stock Split to its stockholders for approval at its 2017 Annual Meeting of Stockholders to be held on May 23, 2017 (the “Annual Meeting”), and intends to solicit the NASDAQ Approval at a special meeting of stockholders to occur on or prior to July 10, 2017 (the “Special Meeting” and, together with the Annual Meeting, the “Stockholder Meetings”) Pursuant to the Purchase Agreement, if the Company does not obtain Stockholder Approval at the Stockholder Meetings, the Company will call a stockholder meeting every four months thereafter to seek the Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Preferred Stock and Warrants are no longer outstanding.

Registration Rights

Pursuant to the Purchase Agreement, within 30 calendar days of the date of the Stockholder Approval, the Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Investors of the Series B Conversion Shares and Warrant Shares. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 181 days following the Closing and commercially reasonable efforts to keep such registration statement effective at all times until (i) no Investor owns any Series B Conversion Shares or Warrant Shares or (ii) the Series B Conversion Shares and Warrant Shares are eligible for resale under Rule 144 without regard to volume limitations.

Stockholder Agreement

In connection with, and as a condition to, the Closing, the Company and one of the Investors, DSM International B.V. (the “Designated Holder”), a subsidiary of Koninklijke DSM N.V., will enter into a Stockholder Agreement (the “Stockholder Agreement”) that sets forth certain rights and obligations of the Designated Holder and the Company. The Designated Holder has agreed to purchase 25,000 shares of Series B Preferred Stock, Cash Warrants for the purchase of 59,521,740 shares of Common Stock and Dilution Warrants in the Offering in exchange for aggregate cash consideration of $25,000,000. Pursuant to the Stockholder Agreement, the Designated Holder will have the right to designate one director selected by the Designated Holder (a “Designated Holder Director”), subject to certain restrictions, to the Company’s Board of Directors (the “Board”). The Company will agree to appoint the Designated Holder Director and to use reasonable efforts, consistent with the Board’s fiduciary duties, to cause the Designated Holder Director to be re-nominated in the future; provided, that the Designated Holder will no longer have the right to designate any Designated Holder Director at such time as the Designated Holder holds less than 4.5% of the outstanding Common Stock. In addition, for as long as there is a Designated Holder Director serving on the Board, the Company will agree not to engage in certain commercial or financial transactions or arrangements without the consent of any then-serving Designated Holder Director. The Company will also agree to provide the Designated Holder with certain exclusive negotiating rights in connection with certain future commercial projects and arrangements, whereby the Designated Holder will have a 60-day negotiation period with respect to any such projects, as well as a right to use a portion of the Company’s manufacturing capacity for toll manufacturing of the Designated Holder’s products, subject to certain conditions, including, with respect to the toll manufacturing option, that the Designated Holder provide the Company with a minimum annual level of cash funding in connection with commercial activity between the Company and the Designated Holder, beginning in 2018. The Designated Holder will also have the right to purchase additional shares of capital stock of the Company in connection with a sale of equity or equity-linked securities by the Company in a capital raising transaction for cash, subject to certain exceptions, to maintain its proportionate ownership percentage in the Company (“Pre-Emptive Rights”). At the Closing, the Company and the Designated Holder will enter into licenses granted by the Company to the Designated Holder with respect to certain Company intellectual property useful in the Designated Holder’s business (the “License Agreements”), which licenses will become effective upon the occurrence of certain events specified therein.

Pursuant to the Stockholder Agreement, the Designated Holder will agree not to sell or transfer any of the shares of Series B Preferred Stock or Warrants purchased by the Designated Holder in the Offering, any Second Tranche Securities (as defined below), or any shares of Common Stock issuable upon conversion or exercise thereof (the “Transfer Restricted Shares”), other than to its affiliates, without the consent of the Company during the one-year period following the Closing. Thereafter, the Designated Holder will have the right to sell or transfer the Transfer Restricted Shares to any third party, other than a competitor of the Company or any controlled affiliate of a competitor of the Company; provided, that the Company will have a customary right of first offer with respect to any such sale or transfer other than to affiliates of the Designated Holder. In addition, the Designated Holder will agree that, other than in connection with the purchase, conversion or exercise of (i) the Series B Preferred Stock or Warrants purchased by the Designated Holder pursuant to the Purchase Agreement or (ii) the Second Tranche Securities (as defined below) in accordance with their terms or the exercise of Pre-Emptive Rights, until three months after there is no Designated Holder Director on the Board, the Designated Holder will not, without the prior consent of the Board, among other things, purchase any Common Stock, any options or other rights to acquire Common Stock or any indebtedness of the Company, or make any public offer to acquire Common Stock, options or other rights to acquire Common Stock or indebtedness of the Company, that would result in the Designated Holder and its affiliates beneficially owning more than 33% of the Company’s outstanding voting securities at the time of acquisition (assuming the exercise or conversion, whether then exercisable or convertible, of any shares of Series B Preferred Stock, Warrants or Second Tranche Securities beneficially owned by the Designated Holder and/or its affiliates), join in any solicitation of proxies for any matter not previously approved by the Board, or join any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any of the foregoing.

In addition, the Company has agreed to register, via one or more registration statements (each, a “Registration Statement”) filed with the SEC under the Securities Act, the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series B Preferred Stock, Warrants and Second Tranche Securities held by the Designated Holder. Under the terms of the Stockholder Agreement, the Company is required to file such Registration Statement within 180 days following the Closing, and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than the 225th day following the Closing. In addition, the Designated Holder may request that up to three of such registrations provide for an underwritten offering of such shares. In addition, if the Company registers any of its securities for public sale under the Securities Act, the Designated Holder will have the right to include their shares in the registration statement, subject to certain exceptions. The managing underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by the Designated Holder to 25% of the total shares covered by the registration statement. The Company will agree to pay all expenses incurred in connection with the exercise of such demand and piggyback registration rights, except for legal costs of the Designated Holder, stock transfer taxes and underwriting discounts and commissions.

Pursuant to the Stockholder Agreement, the Company and the Designated Holder have agreed to negotiate in good faith during the 90-day period following the Closing to mutually agree on certain terms and conditions upon which the Designated Holder shall purchase additional shares of Series B Preferred Stock and warrants (the “Second Tranche Securities”), in an amount to be agreed by the Company and the Designated Holder, provided such amount is no less than $25 million and no more than $30 million (such amount, the “Second Tranche Funding Amount”) prior to the end of such 90-day period (the “Second Tranche Funding”). The Second Tranche Funding is subject to approval of the Designated Holder’s managing board. In connection with the Second Tranche Funding, the Company and the Designated Holder shall enter into an amendment to the Stockholder Agreement providing for a second Designated Holder Director on terms to be agreed by the parties, and certain of the License Agreements will become effective. If the Second Tranche Funding occurs, the parties will thereafter negotiate in good faith regarding an agreement concerning the development of certain products in the health and nutrition field. In the event that the parties do not reach such agreement prior to the earlier of 90 days after the Second Tranche Funding or December 31, 2017, (a) the exclusive negotiating right granted to the Designated Holder in connection with certain future commercial projects and arrangements of the Company will expire, (b) on the first anniversary of the closing of the Second Tranche Funding and each subsequent anniversary thereof, the Company will make a $5 million cash payment to the Designated Holder, provided that the aggregate amount of such payments shall not exceed the Second Tranche Funding Amount, and (c) an intellectual property escrow agreement relating to the License Agreements, entered into by the Company and the Designated Holder at the Closing, will become effective.

Related Transactions

Exchange

In connection with the transactions contemplated by the Purchase Agreement, on May 8, 2017, the Company entered into a Security Holder Agreement (the “Security Holder Agreement”) with Foris and Naxyris. Pursuant to the Security Holder Agreement, Foris and Naxyris agreed to exchange (the “Exchange”) their outstanding shares of Common Stock, representing a total of 20,920,578 shares, for 20,920.578 shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”). In addition, pursuant to the Security Holder Agreement, Foris and Naxyris agreed to not convert any of their outstanding convertible promissory notes, warrants and any other equity-linked securities of the Company until the Stockholder Approval, to not sell or otherwise transfer or assign any voting securities of the Company prior to the Stockholder Approval, and to vote any shares of Common Stock and Series C Preferred Stock beneficially owned by them in favor of the Stockholder Approval. The Exchange is expected to occur concurrently with the Closing of the Offering. Foris and Naxyris held approximately 7.0% of the Company’s outstanding Common Stock as of April 30, 2017.

The foregoing description of the Security Holder Agreement is qualified in its entirety by reference to the Form of Security Holder Agreement filed as Exhibit 10.3 hereto, which is incorporated herein by reference.

Series C Preferred Stock

Each share of Series C Preferred Stock has a stated value of $1,000 and will automatically convert into Common Stock upon the approval by the Company’s stockholders and implementation of the Reverse Stock Split, on a 1:1 basis (i.e., each $1 of stated value of the Series C Preferred Stock will convert into 1 share of Common Stock) (the “Series C Conversion Rate”). The Series C Conversion Rate is subject to adjustment in the event of any dividends or distributions of the Common Stock, or any stock split, reverse stock split, recapitalization, reorganization or similar transaction.

The Series C Preferred Stock will be entitled to participate with the Common Stock on an as-converted basis with respect to any dividends or other distributions to holders of Common Stock.

The Series C Preferred Stock shall vote together as one class with the Common Stock on an as-converted basis, and shall also vote with respect to matters specifically affecting the Series C Preferred Stock.

In the event of a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations relating to the Series C Convertible Preferred Stock) the holders of the Series C Preferred Stock will have the right to receive the consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series C Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to whether such Series C Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

Upon any liquidation, dissolution or winding-up of the Company, the holders of the Series C Preferred stock shall be entitled to receive out of the assets of the Company an amount equal to the greater of (i) the par value of each share of Series C Preferred Stock, plus any accrued and unpaid dividends or other amounts due on such Series C Preferred Stock, prior to any distribution or payment to the holders of Common Stock or (ii) the amount that a holder would receive if the Series C Preferred Stock were fully converted to Common Stock immediately prior to such liquidation, dissolution or winding-up (without regard to whether such Series C Preferred Stock is convertible at such time), which amount shall be paid pari passu with all holders of Common Stock.

The foregoing description of the Series C Preferred Stock is qualified in its entirety by reference to the Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”), which is filed hereto as Exhibit 3.3 and is incorporated herein by reference. The Company will file the Series C Certificate of Designation with the Secretary of State of Delaware prior to the Closing.

The Series C Preferred Stock will be issued in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act.

Voting Agreements

In connection with the transactions contemplated by the Purchase Agreement, the Company and certain stockholders of the Company, including Total Raffinage Chimie (“Total”), Maxwell (Mauritius) Pte Ltd (“Temasek”) and Biolding Investment SA, entered into Voting Agreements (the “Voting Agreements”), pursuant to which such existing stockholders agreed to not sell or otherwise transfer or assign their voting securities of the Company prior to the Stockholder Approval and to vote their shares of Common Stock in favor of the Stockholder Approval. The stockholders who are party to the Voting Agreements held approximately 51.2% of the Company’s outstanding Common Stock as of April 30, 2017.

Nenter Termination Agreement

In connection with the transactions contemplated by the Purchase Agreement and the Stockholder Agreement, on May 8, 2017, the Company and Nenter & Co., Inc. (“Nenter”) entered into a letter agreement to terminate the Cooperation Agreement, dated as of October 26, 2016 (the “Cooperation Agreement”), between the Company and Nenter. The entry into the Cooperation Agreement and the issuance of a warrant to purchase Common Stock thereunder were previously reported in Current Reports on Form 8-K filed by the Company with the SEC on November 1, 2016 and November 18, 2016, which are incorporated herein by reference.

In connection with the termination of the Cooperation Agreement, the Company agreed to pay Nenter a fee of $2.5 million on or before June 22, 2017.

Letter Agreement

As previously reported, on July 29, 2015, the Company entered into a Maturity Treatment Agreement with Total and Temasek, pursuant to which Total and Temasek agreed to convert certain convertible promissory notes of the Company held by them (the “Remaining Notes”) into shares of Common Stock in accordance with the terms of such Remaining Notes on or prior to maturity, provided that certain events of default had not occurred with respect to the applicable Remaining Notes prior to such maturity. The entry into the Maturity Treatment Agreement was previously reported in a Current Report on Form 8-K filed by the Company with the SEC on July 30, 2015, which is incorporated herein by reference.

On May 5, 2017, the Company entered into a letter agreement with Temasek, pursuant to which the Company and Temasek agreed that Temasek’s Remaining Notes would no longer be subject to mandatory conversion by Temasek at or prior to the maturity of such Remaining Notes. Accordingly, the Company will be required to pay any portion of such Remaining Notes that remain outstanding at maturity in cash in accordance with the terms of such Remaining Notes.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (included in Exhibit 10.1)
3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (included in Exhibit 10.1)
3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (included in Exhibit 10.2)
4.1	Form of certificate representing the Series A Preferred Stock (included in Exhibit 10.1)
4.2	Form of certificate representing the Series B Preferred Stock (included in Exhibit 10.1)
4.3	Form of Cash Warrant (included in Exhibit 10.1)
4.4	Form of Dilution Warrant (included in Exhibit 10.1)
4.5	Form of certificate representing the Series C Preferred Stock (included in Exhibit 10.1)
10.1	Form of Securities Purchase Agreement
10.2	Engagement Letter, dated as of April 18, 2017, by and between the Company and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC
10.3	Form of Security Holder Agreement

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the timing of the Closing and the Exchange, the filing of the Certificates of Designation with the Secretary of State of Delaware, the amount of proceeds to be received by the Company from the Offering and the uses thereof, the entry into the Stockholder Agreement, the closing of the Second Tranche Funding and the timing thereof, and related matters. These statements are subject to risks and uncertainties, including the failure of closing conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 8, 2017	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A 17.38% Convertible Preferred Stock (included in Exhibit 10.1)
3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B 17.38% Convertible Preferred Stock (included in Exhibit 10.1)
3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (included in Exhibit 10.2)
4.1	Form of certificate representing the Series A Preferred Stock (included in Exhibit 10.1)
4.2	Form of certificate representing the Series B Preferred Stock (included in Exhibit 10.1)
4.3	Form of Cash Warrant (included in Exhibit 10.1)
4.4	Form of Dilution Warrant (included in Exhibit 10.1)
4.5	Form of certificate representing the Series C Preferred Stock (included in Exhibit 10.1)
10.1	Form of Securities Purchase Agreement
10.2	Engagement Letter, dated as of April 18, 2017, by and between the Company and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC
10.3	Form of Security Holder Agreement